WAIVER AND AMENDMENT NO. 3

                                       TO

          AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT


         THIS WAIVER AND AMENDMENT NO. 3 ("Amendment") is entered into as of November 13, 1998, by and among ALLSTATE FINANCIAL CORPORATION, a corporation organized under the laws of the Commonwealth of Virginia ("Borrower"), the undersigned financial institutions (collectively the "Lenders" and individually a "Lender") and IBJ SCHRODER BUSINESS CREDIT CORPORATION as successor to IBJ Schroder Bank & Trust Company ("IBJS"), as agent for the Lenders (IBJS, in such capacity, the "Agent).


                                   BACKGROUND


         Borrower, Agent and Lenders are parties to an Amended and Restated Revolving Credit Loan and Security Agreement dated as of May 17, 1997, as amended by Waiver and Amendment No. 1 dated as of August 12, 1998 and Amendment No. 2 dated as of September, 1998 (as amended and as may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

         Borrower has requested that Agent and Lenders waive certain Events of Default and amend certain financial covenants and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

     (a) Section 7.19(c) of the Loan Agreement is hereby amended in its entirety to provide as follows:

     "(c) (1) The sum of (i) Tangible Net Worth plus (ii) the aggregate principal amount of Convertible, Senior Subordinated Notes outstanding shall equal or exceed $25,200,000 on June 30, 1998, and (2) on the last day of any Fiscal Quarter thereafter, the sum of (i) Tangible Net Worth plus (ii) the aggregate principal amount of Convertible, Senior Subordinated Notes then outstanding shall equal or exceed the sum of (x) $22,000,000 and (y) $10,000 times the number of Fiscal Quarters elapsed from September 30, 1998 to the end of such Fiscal Quarter."


     (b) The Loan Agreement is hereby amended by inserting a new Section 7.20 to read in its entirety as follows:


     "7.20. Undrawn Availability. At any time permit Undrawn Availability to be less than $2,000,000."


     3. Waiver. Subject to satisfaction of the conditions precedent set forth in
Section 4 below, Lender hereby waives the following Events of Default which have occurred as a result of Borrower's non-compliance with the following provisions of the Loan Agreement on or prior to September 30, 1998:

     (a) Section 7.19, to the extent that such Event of Default arose solely as a result of Borrower's failure to comply with clauses (a) - (c) thereof at and for the four Fiscal Quarters ended September 30, 1998.

     (b) Section 7.19(d), to the extent that such Event of Default arose solely as a result of Borrower's failure to comply with subsection (A) thereof at September 30, 1998.


     4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received
(i) four (4) copies of this Amendment executed by Borrower and Required Lenders and consented and agreed to by each of the Guarantors, and (ii) an amendment fee of $15,000 for the ratable benefit of Lenders (such fee may be charged to Borrower's account).

     5. Representations and Warranties. Borrower hereby represents and warrants as follows:

     (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

     (b) After given effect to this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

     (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

     (d) Borrower has no defense, counterclaim or offset to the Obligations.

     6. Effect on the Loan Agreement.

     (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

     (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 3, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


        ALLSTATE FINANCIAL CORPORATION

        By:_______________________________
             Name:  David W. Campbell
             Title:    Chairman-CEO


        IBJ SCHRODER BUSINESS CREDIT CORPORATION, as Agent and Lender

        By:_______________________________
             Name:
             Title:


        NATIONAL CANADA FINANCE CORP., as Lender

        By:_______________________________
             Name:
             Title:


        By:_______________________________
             Name:
              Title:



CONSENTED AND AGREED TO:

LIFETIME OPTIONS, INC., A
VIATICAL SETTLEMENT COMPANY


By:
      Name:   David W. Campbell
      Title      Chairman-CEO


                       [SIGNATURES CONTINUED ON NEXT PAGE]



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PREMIUM SALES NORTHEAST, INC.


By:
      Name:  David W. Campbell
      Title     Chairman-CEO


RECEIVABLE FINANCING CORPORATION


By:
      Name:   David W. Campbell
      Title      Chairman-CEO


BUSINESS FUNDING OF FLORIDA, INC.


By:
      Name:    David W. Campbell
      Title       Chairman-CEO


BUSINESS FUNDING OF AMERICA, INC.


By:
      Name:  David W. Campbell
      Title     Chairman-CEO


SETTLEMENT SOLUTIONS, INC.


By:
      Name:   David W. Campbell
      Title      Chairman-CEO


AFC HOLDING CORPORATION


By:
      Name:   David W. Campbell
      Title      Chairman-CEO



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